EXHIBIT 99.0
JOINT FILING AGREEMENT
          In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the common stock of Printronix, Inc. and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing.
          The undersigned further agrees that each party hereto is responsible for timely filing of such statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate.
Dated: October 11, 2007

Pioneer Holding Corp.

/S/ ALEXANDER R. SLUSKY

Name: Alexander R. Slusky
Title: President and Chief Executive Officer

Vector Capital IV, L.P.

By:	Vector Capital Partners IV, L.P.,
its General Partner

/S/ ALEXANDER R. SLUSKY

Name: Alexander R. Slusky
Title: Managing Member

Vector Capital Partners IV, L.P.

/S/ ALEXANDER R. SLUSKY

Name: Alexander R. Slusky
Title: Managing Member